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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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
                                              STATE OF                                            PERCENTAGE
COMPANY NAME                                INCORPORATION                TAX I.D.                  OWNERSHIP
------------                                -------------                --------                  ---------
Citizens Insurance Company
of America                                     Colorado                 84-0583103                100% Direct

Insurance Investors, Inc.                        Texas                  74-1458561                100% Indirect

Industrial Benefits, Inc.                        Texas                  76-0159854                100% Indirect

Computing Technology, Inc.                     Colorado                 84-1037266                100% Indirect

American Liberty Exploration
Corporation                                    Louisiana                72-0895903                100% Indirect

American Liberty Exploration
Corporation, 1981-1                            Louisiana                72-0914867                100% Indirect

American Liberty Exploration
Corporation, 1982-1                            Louisiana                72-0928484                100% Indirect

Funeral Homes of America, Inc.                 Louisiana                72-1148400                100% Indirect

American Investment Network,
Inc.                                          Mississippi               74-2447294                100% Indirect

United Security Life
Insurance Company                             Mississippi               64-0442514                100% Indirect

National Security Life
and Accident Insurance Co.                       Texas                  75-0947122                100% Direct

Central Investors Life
Insurance Company of Illinois                  Illinois                 37-0862705                100% Indirect
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